    As filed with the Securities and Exchange Commission on August 3, 2000
		      Registration No. 333-_______________
-----------------------------------------------------------------------------

			     UNITED STATES
		  SECURITIES AND EXCHANGE COMMISSION
		       Washington, D.C.  20549

	       _________________________________________

			      FORM S-8

	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
	       _________________________________________

		      OHIO CASUALTY CORPORATION
---------------------------------------------------------------------------
	(Exact name of registrant as specified in its charter)

	 Ohio                                        31-0783294
---------------------                           -------------------
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)


9450 Seward Road, Fairfield, Ohio                     45014
---------------------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)


	  Stock Option Agreements, effective as of March 23, 2000
      between Ohio Casualty Corporation and each of Terrence J. Baehr, Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan, Wayne R. Embry,
	  Vaden Fitton, Stephen S. Marcum, Stanley N. Pontius,
	      Howard L. Sloneker III and William L. Woodall
	      ---------------------------------------------
		       (Full title of the plans)


			 Howard L. Sloneker III
		  Senior Vice President and Secretary
		       Ohio Casualty Corporation
			   9450 Seward Road
			Fairfield, Ohio 45014
			---------------------
	      (Name and address of agent for service)


			   (513) 603-2600
			   ---------------
      (Telephone number, including area code, of agent for service)
		     ___________________________



		 Index to Exhibits at pages 15-16.

					      [Continuation of Facing Page]


		     Calculation of Registration Fee

				    Proposed        Proposed
  Title of                          maximum         maximum
 securities          Amount         offering        aggregate      Amount of
   to be             to be           price          offering      registration
 registered        registered      per share(1)     price(1)          fee
-------------------------------------------------------------------------------


Common Shares,      165,000          $9.0625        $1,495,313       $394.76
$.125 Par Value(2)

-------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457 (c) and (h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $9.0625 per share, which price is the average of the high and low sales prices of the Common Shares as reported on the Nasdaq National Market on August 2, 2000.

(2) This Registration Statement also covers related Common Share Purchase Rights (the "Rights") which evidence the right to purchase, under certain conditions, one Common Share, $.125 par value. Registrant is required to deliver one-half of one Right with each Common Share that becomes outstanding until the "distribution date" (as defined in the Amended and Restated Rights Agreement dated as of February 18, 1998 between the Registrant and First Chicago Trust Company of New York as Rights Agent) for the Rights, at which date the Rights will commence trading separately from the Common Shares.

				  Part II

	     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
--------------------------------------------------

	  The Annual Report on Form 10-K for the fiscal year ended December 31, 1999, of Ohio Casualty Corporation (the "Registrant") and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

	  The description of the Registrant's Common Shares contained in the Registrant's Current Report on Form 8-K filed with the Commission on December 15, 1998, and the description of the Common Share Purchase Rights of the Registrant contained in the Registrant's Form 8-A/A Amendment No. 4 filed with the Commission on July 2, 1999, or contained in any subsequent amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

	  Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Executive Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any proxy statement or information statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.


Item 4.   Description of Securities.
------------------------------------

		Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
-------------------------------------------------

		Not Applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

	 Article V of the Regulations of the Registrant governs the indemnification of officers and directors of the Registrant. Article V provides:

	 Section 1. Mandatory Indemnification. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

	 Section 2. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

	 (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

	 (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

	 Section 3. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

	 Section 4. Determination Required. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph
(A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

	 Section 5. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

	 (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

	 (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

	 Section 6. Article V Not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	 Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

	 Section 8. Certain Definitions. For purposes of this Article V, and as examples and not by way of limitation:

	 (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

	 (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

	 Section 9. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

	 Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

	 (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

	 (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

	 (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

	 (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

	 (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E) (1) or
(2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

	 (4) Any indemnification under division (E) (1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E) (1) or (2) of this section. Such determination shall be made as follows:

	 (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E) (1) or (2) of this section;

	 (b)     If the quorum described in division (E) (4) (a) of this
section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

	 (c)     By the shareholders;

	 (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E) (1) or (2) of this section was brought.

	 Any determination made by the disinterested directors under division
(E) (4) (a) or by independent legal counsel under division (E) (4) (b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)
(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

	 (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E) (1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E) (1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorneys' fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

	 (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

	 (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

	 (b) Expenses, including attorneys' fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E) (1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

	 (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	 (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

	 (8) The authority of a corporation to indemnify persons pursuant to division (E) (1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E) (5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E) (5), (6), or (7).

	 (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

	 The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.


Item 7.  Exemption from Registration Claimed.
---------------------------------------------

	 Not Applicable.


Item 8.  Exhibits.
------------------

	 See the Index to Exhibits attached hereto at pages 15-16.


Item 9. Undertakings.
---------------------

A.      The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


		(iii) To include any material information with respect
		      to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	provided, however, that paragraphs A (1) (i) and A (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

				  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on the 3rd day of August, 2000.



					 OHIO CASUALTY CORPORATION




					 By: ____________________________

					     William L. Woodall, President and
						  Chief Executive Officer



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the following page by the persons and in the capacities and on the dates indicated:



Signature                          Title                                 Date
---------                          -----                                 ----



/s/ William L. Woodall
----------------------
William L. Woodall          President and Chief Executive Officer,      August 3, 2000
			      Director


* Elizabeth M. Riczko
---------------------
Elizabeth M. Riczko         Senior Vice President, Finance              August 3, 2000



* Howard L. Sloneker III
------------------------
Howard L. Sloneker III      Sr. Vice President and Secretary;           August 3, 2000
			      Director

* Terrence J. Baehr
-------------------
Terrence J. Baehr           Director                                    August 3, 2000



* Arthur S. Bennert
-------------------
Arthur S. Bennert           Director                                    August 3, 2000



* Jack E. Brown
---------------
Jack E. Brown               Director                                    August 3, 2000



* Catherine E. Dolan
--------------------
Catherine E. Dolan          Director                                    August 3, 2000



* Wayne R. Embry
----------------
Wayne R. Embry              Director                                    August 3, 2000



* Vaden Fitton
--------------
Vaden Fitton                Director                                    August 3, 2000



* Stephen S. Marcum
-------------------
Stephen S. Marcum           Director                                    August 3, 2000



* Stanley N. Pontius
--------------------
Stanley N. Pontius          Director                                    August 3, 2000


* Pursuant to Power of Attorney



------------------
William L. Woodall

(Attorney-in-Fact)




			INDEX TO EXHIBITS
			-----------------

Exhibit No.              Description                            Location
-----------              -----------                            --------



4 (a)            Certificate of Amended Articles        Incorporated by reference to
		 of Incorporation of Ohio Casualty      Exhibit 4(a) of the Registrant's
		 Corporation (the "Registrant") as      Current Report on Form 8-K filed
		 filed with the Ohio Secretary of       with the Securities and Exchange
		 State on May 25, 1983                  Commission on December 15, 1998


4 (b)            Certificate of Amendments to the       Incorporated by reference to
		 Articles of Incorporation of the       Exhibit 4(b) of the Registrant's
		 Registrant as filed with the Ohio      Current Report on Form 8-K filed
		 Secretary of State on November 21,     with the Securities and Exchange
		 1986                                   Commission on December 15, 1998


4 (c)            Certificate of Amendment to Amended    Incorporated by reference to
		 Articles of Incorporation of the       Exhibit 4(c) of the Registrant's
		 Registrant as filed with the Ohio      Current Report on Form 8-K filed
		 Secretary of State on April 29, 1992   with the Securities and Exchange
							Commission on December 15, 1998

4 (d)            Certificate of Amendment to Amended    Incorporated by reference to
		 Articles of Incorporation of the       Exhibit 4(d) of the Registrant's
		 Registrant as filed with the Ohio      Current Report on Form 8-K filed
		 Secretary of State on April 30,        with the Securities and Exchange
		 1996                                   Commission on December 15, 1998


4 (e)            Certificate of Amendment to Amended    Incorporated by reference to
		 Articles of Incorporation of the       Exhibit 4(e) of the Registrant's
		 Registrant as filed with the Ohio      Registration Statement on Form S-8
		 Secretary of State on May 10, 2000.    filed with the Securities and Exchange
							Commission on August 3, 2000 (SEC
                                                        Registration No. 333-42942)


4 (f)            Amended Articles of Incorporation      Incorporated by reference to
		 of the Registrant (reflecting          Exhibit 4(f) of the Registrant's
		 amendments through May 10, 2000)       Registration Statement on Form S-8
		 [for SEC reporting compliance          filed with the Securities and Exchange
		 purposes only, not filed with Ohio     Commission on August 3, 2000 (SEC
                 Secretary of State]                    Registration No. 333-42942)





				   INDEX TO EXHIBITS


Exhibit No.                Description                            Location
-----------                -----------                            --------



4 (g)            Code of Regulations of the             Incorporated by reference to
		 Registrant                             Exhibit 4(g) of the Registrant's
							current report on Form 8-K filed
							with the Securities and Exchange
							Commission on December 15, 1998


4 (h)            Certified resolution regarding         Incorporated by reference to
		 adoption of amendments to              Exhibit 4(h) of the Registrant's
		 Section 10 of Article 1 of the         Registration Statement on Form S-8
		 Code of Regulations of the             filed with the Securities and Exchange
		 Registrant, on April 26, 2000.         Commission on August 3, 2000 (SEC
                                                        Registration No. 333-42942)


4 (i)            Amended Code of Regulations of         Incorporated by reference to
		 the Registrant reflecting              Exhibit 4(i) of the Registrant's
		 amendments through April 26,           Registration Statement on Form S-8
		 2000. (For SEC reporting               filed with the Securities and Exchange
		 compliance purposes only).             Commission on August 3, 2000 (SEC
                                                        Registration No. 333-42942)


4 (j)            Amended and Restated Rights            Incorporated by reference to
		 Agreement, dated as of                 the Registrant's Form 8-A/A
		 February 19, 1998 between the          Amendment No. 3 dated February 19,
		 Registrant and First Chicago           1998 and filed with the Securities
		 Trust Company of New York as           and Exchange Commission on March 5,
		 Rights Agent                           1998


4 (k)            Certificate of Adjustment by           Incorporated by reference to
		 Ohio Casualty Corporation              Exhibit 9 of the Registrant's Form
		 dated as of July 1, 1999               8-A/A Amendment No. 4 dated July 1,
							1999 and filed with the Securities
							and Exchange Commission on
							July 2, 1999


23               Consent of PricewaterhouseCoopers      Filed herewith.
		 LLP



24               Powers of Attorney                     Filed herewith.


